EXHIBIT 23.1


                             Consent of Independent
                          Certified Public Accountants


Board of Directors and Stockholders
FastComm Communications Corp.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-00263) of our report dated June 21, 1996 relating to the financial statements and schedule of FastComm Communications Corp. appearing in the Company's Annual Report on Form 10-K for the year ended April 30, 1996.


                                    BDO Seidman, LLP

Washington, D.C.
July 24, 1996



                                      E-1